                                                                   EXHIBIT 10.42

                                 LOAN AGREEMENT


                THIS LOAN AGREEMENT is entered into as of December 22, 1999, by and between C. Thomas Faulders, III, an individual residing at 6721 Benjamin Street, McLean, Virginia 22101 ("BORROWER"), and LCC International, Inc., a Delaware corporation having its principal office at 7925 Jones Branch Drive, McLean, Virginia 22102 (the "COMPANY").

                In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.      LOAN

        1.1.    LOAN

                On the date hereof the Company will make a loan (the "LOAN") to Borrower in the principal amount of One Million Six Hundred Twenty Five Thousand Dollars ($1,625,000.00), said Loan to be for a term of five (5) years commencing on the date hereof or until the termination of Borrower's employment as the Chairman and Chief Executive Officer of the Company, if earlier, and to be evidenced by a promissory note of Borrower (the "NOTE"), dated the date hereof and in substantially the form of the promissory note attached hereto as Exhibit A (the terms and provisions of which Note are incorporated herein by reference).

        1.2.    USE OF LOAN PROCEEDS

                The proceeds of the Loan shall be used only for the purchase of the Company's Class A common stock, par value $.01 per share, (the "LCC SHARES") from the Company on the date hereof.

        1.3.    BONUS FOR INTEREST PAYMENTS

                On each date on which interest is due and payable under the Note, provided that Borrower is employed as Chairman and Chief Executive of the Company on such date and no Event of Default (as defined in SECTION 4.1) all have occurred and be continuing on such date, the Company will pay Borrower a bonus equal to the amount necessary to net Borrower, after applicable state and federal taxes, the amount of the interest payment due on such date.


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        1.4.    FORGIVENESS OF INDEBTEDNESS

                In the event of (a) the sale of all or substantially all of the assets of the Company to another person or entity, (b) a merger, acquisition or other transaction in which the Company is the surviving corporation that results in any person or entity (other than persons or entities who are holders of five percent (5%) more of the stock of the Company at the time the transaction is approved by the shareholders of the company and other than any Affiliate of the Company (as defined below)) acquiring beneficial ownership of fifty-one percent (51%) or more of the combined voting power of all classes of stock of the Company, excluding any change in voting control arising as a result of the conversion of the Class B common stock, par value $.01 per share, of the Company to Class A common stock, par value $.01 per share, of the Company or any distribution by RF Investors, L.L.C. to any of its direct or indirect owners or their respective Affiliates or (c) a merger, consolidation or reorganization of the Company with one or more other persons or entities where the Company is not the surviving entity and such transaction results in a change of beneficial ownership of the combined voting power of all classes of stock of the Company as described in the preceding clause (b), then all amounts outstanding under this Agreement and the Note shall be forgiven to the extent that the forgiveness of such amounts does not (together with all other items of compensation considered in the applicable tax calculation) result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (i.e., a "golden parachute" excise tax). For purposes of the foregoing, the term "AFFILIATE" shall mean, with respect to any entity, any person or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified entity, where the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

2.      REPRESENTATIONS AND WARRANTIES OF BORROWER

                In order to induce the Company to enter into this Agreement and to make the Loan and to issue the LCC Shares to be purchased by Borrower with the proceeds of the Loan, Borrower hereby makes the following representations and warranties to the Company, which representations and warranties shall survive the execution and delivery hereof and of the Note and the issuance of the LCC Shares.

        2.1.    AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION

                Borrower has the legal capacity to enter into this Agreement. Neither the execution and delivery of this Agreement by Borrower, the consummation by Borrower of the transactions contemplated hereby nor compliance by Borrower with any of the provisions hereof shall (i) result in a violation or breach of, or constitute


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(with or without due notice or lapse of time or both a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Borrower is a party or by which he or any of his properties or assets is bound; (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Borrower, or (iii) require any filing with or notice to any court, government agency or other governmental authority; except in the case of clause (ii) or (iii), for violations, breaches, or defaults that would not in the aggregate have a material adverse effect on the financial condition of Borrower, and that shall not impair the effectiveness of the transactions contemplated hereby.

        2.2.    BINDING OBLIGATION

                This Agreement has been duly and validly executed and delivered by Borrower and constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of individuals or by general principles of equity.

        2.3.    INSOLVENCY

                There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, pending or, to the knowledge of Borrower, threatened, against Borrower.

        2.4.    LITIGATION

                There is no action, order, writ, injunction, judgment or decree pending or outstanding or, to Borrower's knowledge, threatened, against Borrower with respect to or against or potentially affecting any of the transactions contemplated hereby, or which is reasonably likely to result in a material adverse effect on the financial condition of Borrower.

        2.5.    TAXES

                Borrower has filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other government charges imposed upon him or his income or properties, or upon any part thereof, other than those presently payable without penalty or interest.


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        2.6.    INVESTMENT REPRESENTATIONS.

                (a) Borrower is acquiring the LCC Shares to be purchased with the proceeds of the Loan for his own account as principal, for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "ACT"). Borrower acknowledges that the LCC Shares to be purchased with the proceeds of the Loan have not been registered under the Act, and Borrower agrees not to sell, hypothecate or otherwise dispose of such shares unless such shares have been registered under the Act and applicable state securities laws or exemptions from the registration requirements of the Act and such state laws are available and Borrower has delivered to the Company an opinion of counsel, in form and substance satisfactory to the Company, regarding the availability of such exemptions.

                (b) (i) Borrower is an "accredited investor" within the meaning of Rule 501 under the Act, (ii) Borrower's overall commitment to investments that are not readily marketable is reasonable in relation to Borrower's net worth, and Borrower's acquisition of the LCC Shares to be purchased with the proceeds of the Loan will not cause such overall commitment to become excessive, (iii) Borrower has adequate net worth and means of providing for Borrower's current needs and personal contingencies to sustain a complete loss of its investment in the Company, and Borrower has no need for liquidity in its investment in the LCC Shares to be purchased with the proceeds of the Loan, (iv) Borrower alone is capable of understanding and has evaluated the merits and risks of investing in the Company, (v) Borrower is aware that Borrower's right to transfer the LCC Shares to be purchased with the proceeds of the Loan is restricted by the Act and applicable state securities laws, and of the absence of a market for such shares, and (vi) Borrower has substantial experience in making investment decisions of this type.

                (c) The Company has made available to Borrower and/or Borrower's attorney or accountant all documents that Borrower or they have requested relating thereto and has provided answers to all of such questions. Borrower understands and acknowledges that the Company cannot provide assurances with respect to any projections or predictions as to the future business or financial performance of the Company.

                (d) Borrower recognizes that an investment in the Company involves a high degree of risk, and he has taken full cognizance of and understands all of the risk factors related to the acquisition of the LCC Shares to be purchased with the proceeds of the Loan.

                (e) If needed, Borrower has discussed with his professional legal, tax and/or financial advisors the suitability of an investment in the Company for Borrower's particular tax and financial situation. All information that Borrower


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has provided to the Company concerning itself and its financial position is correct and complete as of the date set forth above.

3.      AFFIRMATIVE COVENANTS OF BORROWER

                Until all obligations of Borrower under this Agreement and the Note are paid in full and performed, Borrower hereby covenants and agrees that it shall, unless the Company otherwise consents in advance in writing:

        3.1.    TAXES, CHARGES, AND OBLIGATIONS

                Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon him or upon his income, properties or any part thereof, prior to the date on which penalties attach thereto, provided, that, Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as the validity thereof is being contested by Borrower in good faith and by proper proceedings.

4.      EVENTS OF DEFAULT AND REMEDIES

        4.1.    EVENTS OF DEFAULT

                The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder: (a) Borrower shall fail to pay, when due, any sum payable under the Note, and such failure shall continue for five
(5) Business Days (as defined in SECTION 5.11) after the date on which such payment is due; (b) any representation or warranty made by or on behalf of Borrower herein shall prove to have been incorrect or misleading or breached in any respect on or as of any date as of which made; (c) Borrower shall at any time fail to observe, satisfy or perform any of the covenants or agreements contained in this Agreement or the Note to be observed or performed on his part, including without limitation, those contained in SECTION 1.2 or SECTION 3 hereof; (d) any obligation of Borrower for the payment of money in excess of Fifty Thousand Dollars ($50,000) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the maturity date thereof; (e) one or more judgments, decrees or orders for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; (f) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "BANKRUPTCY LAW"), Borrower shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii)


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


consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or
(v) admit in writing its inability to pay its debts as they become due; or (f) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Borrower in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower's properties.

        4.2.    RIGHTS AND REMEDIES OF THE COMPANY

                Upon the occurrence of any Event of Default, the Company may, at its option, exercise any one or more of the following rights and remedies:
(a) declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be accelerated, and to be immediately due and payable, whereupon the Note, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding; and (b) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Company under other provisions of this Agreement, under the Note or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Virginia).

5.      MISCELLANEOUS PROVISIONS

        5.1.    ADDITIONAL ACTIONS AND DOCUMENTS

                Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Company may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the Note, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

        5.2.    NOTICES

                All notices, demands, requests, or other communications provided for herein or in the Note shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or hand delivery, addressed as follows:


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


                        (a)     If to Borrower:

                                C. Thomas Faulders
                                6721 Benjamin Street
                                McLean, VA  22101

                        (b)     If to the Company:

                                LCC International, Inc.
                                7925 Jones Branch Drive
                                McLean, VA  22102
                                Attn:  Peter A. Deliso

                        with a copy (which shall not constitute notice) to:

                                Hogan & Hartson L.L.P.
                                Columbia Square
                                555 13th Street, N.W.
                                Washington, D.C.  20004-1109
                                Attention: Lorraine Sostowski

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        5.3.    SEVERABILITY

                If fulfillment of any provision of this Agreement or the Note or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement or the Note operates or would operate prospectively to invalidate this Agreement or the Note, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of this Agreement or the Note shall remain operative and in full force and effect.


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


        5.4.    SURVIVAL

                It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in this Agreement and the Note shall survive the execution and delivery thereof and the making of all advances and extensions of credit thereunder.

        5.5.    WAIVERS

                No waiver by the Company of, or consent by the Company to, a variation from the requirements of any provision of this Agreement or the Note shall be effective unless made in a written instrument duly executed on behalf of the Company by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

        5.6.    RIGHTS CUMULATIVE

                The rights and remedies of the Company described in this Agreement and the Note are cumulative and not exclusive of any other rights or remedies which the Company or the then holder of the Note otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.

        5.7.    ENTIRE AGREEMENT; MODIFICATION; BENEFIT

                This Agreement, the exhibits hereto, and the Note constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the Note shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Company.

        5.8.    TERMINATION

                This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to the Company under this Agreement and under the Note.


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        5.9.    CONSTRUCTION

                This Agreement and the Note, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

        5.10.   HEADINGS

                Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        5.11.   PAYMENTS

                If any payment or performance of the Note or of any of the other obligations under this Agreement becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement, "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Virginia are authorized by law to close.

        5.12.   EXECUTION

                To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.


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                IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                          BORROWER:


                                          -----------------------------------
                                          C. Thomas Faulders, III


                                          LENDER:

                                          LCC INTERNATIONAL, INC.

                                          By:
                                             --------------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------


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                                                                       EXHIBIT A

                                      NOTE


        $1,625,000                                             December 22, 1999


                FOR VALUE RECEIVED, C. THOMAS FAULDERS, III, an individual residing at 6721 Benjamin Street, McLean, Virginia 22101 (the "MAKER"), promises to pay to the order of LCC INTERNATIONAL, INC., a Delaware corporation, or assigns, (the "HOLDER") on the earlier of (i) December 22, 2004 and (ii) the date on which the Maker is no longer employed as the Chairman and Chief Executive Officer of the Holder, at 7925 Jones Branch Drive, McLean, Virginia 22102, or at such other place as the Holder of this Note may from time to time designate, the principal amount of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000), subject to adjustment as provided in Section 1.4 of the Loan Agreement (as defined below). This Note shall bear interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be due and payable quarterly on April 1, July 1, October 1 and January 1 commencing on April 1, 2000, at a rate per annum (computed on the basis of a 360 day year and of the actual number of days elapsed) equal to 6.06%, compounded quarterly, (the "BASE RATE"), provided that, should an Event of Default exist and be continuing for ten (10) Business Days, interest shall instead accrue on the outstanding principal balance of this Note from the date of such Event of Default at the rate of the Base Rate plus three percent (3%) per annum, compounded quarterly, until such Event of Default is cured or waived or all principal or interest under this Note is paid in full. All payments hereunder shall be made in lawful money of the United States of America without offset for any amounts owed by the Holder to the Maker.

                The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to outstanding principal.

                This Note is the Note referred to in that certain Loan Agreement, dated as of the date hereof, between the Maker and the Holder (the "LOAN AGREEMENT") and evidences the Loan advanced by the Holder to or for the benefit of the Maker as Borrower under the Loan Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. Neither the reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount outstanding hereunder, together with interest accrued thereon, when due.

                The Loan Agreement provides for the acceleration of all amounts due hereunder upon the occurrence of an Event of Default and for a discharge of all amounts due hereunder upon the occurrence of certain events specified therein.

                The Holder may, upon the occurrence of any Event of Default hereunder, have resort to any collateral, whether real or personal property, given as security for this Note in any order, and may sell and dispose of such collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Note to marshal assets. The Holder shall not be required to preserve any rights in such collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of collateral held as security for this Note, five (5) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice.

                The Maker promises to pay all costs and expenses (including without limitation attorneys' fees and disbursements) incurred in connection with the collection hereof or the enforcement by the Holder of its rights hereunder or under the Loan Agreement or under any other instrument evidencing or securing the obligation represented by this Note or in the protection or realization of any collateral now or hereafter given as security for the repayment or performance hereof.

                Each Obligor (which term shall include the Maker and all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

                No single or partial exercise by the Holder of any right hereunder, under the Loan Agreement, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.


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


                The Maker hereby declares, represents, and warrants that the indebtedness evidenced hereby is made for "BUSINESS PURPOSES" within the meaning of Va. Code Ann. Section 6.1-330.44 (1950), and waives any defense to the enforceability of this Note based on the inapplicability of Va. Code Ann.
Section 6.1-330.44 (1950) hereto.

                Whenever used herein, the words "MAKER" and "HOLDER" and "OBLIGOR" shall be deemed to include their respective successors and assigns.

                This Note shall be governed by and construed under and in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

                IN WITNESS WHEREOF, the undersigned has duly executed this Note, as of the day and year first hereinabove set forth.



                                                -----------------------------
                                                C. Thomas Faulders, III





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